Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT No. [_____] to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY,
operating through its U.S. Branch
(the “Reinsurer”)

Coverage: Variable Universal Life III; [_____]
Reinsurer Treaty ID: [_____]
TAI Code: [_____]

This Amendment hereby terminates the reinsurance of new business on new lives effective February 28, 2021, the “Termination Date”, under the Agreement. Face amount increases to existing policies shall continue to be reinsured under the Agreement in accordance with Article XI. F in the Agreement’s provisions applicable to such increases.

All business in force as of the Termination Date shall remain reinsured hereunder until the termination, expiry, or recapture of the policy on which the reinsurance is based.

Except as provided herein, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

This Amendment may be signed in multiple counterparts, each of which when so executed and delivered will be an original, but such counterparts will together constitute one and the same instrument. The Ceding Company and the Reinsurer agree that transmission of copies of original signatures as a “PDF” document attached to an email will constitute valid execution of this Amendment and that, in such instance, there will be no need to exchange “wet” signatures.

[SIGNATURE PAGE FOLLOWS]

Page 1 of 2	[_____]	Amendment Effective February 28, 2021

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	October 20, 2020
Chad Madore
Head of Reinsurance Development and Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	October 20, 2020
Chad Madore
Head of Reinsurance Development and Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	October 20, 2020
Chad Madore
Head of Reinsurance Development and Management

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Jean-Francois Poulin	Date:	October 19, 2020

Print name:	Jean-Francois Poulin

Title:	EVP, Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Michael Mulcahy	Date:	October 19, 2020

Print name:	Michael Mulcahy

Title:	SVP, Life Reinsurance

Page 2 of 2	[_____]	Amendment Effective February 28, 2021